CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion of our report dated January 5, 2007 and to the reference to our firm under the headings “Selected Consolidated Financial Data” and “Independent Registered Public Accounting Firm” in this registration statement (Form N-2 No. 333-147039).
/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP
New York, New York
December 17, 2007